UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2006, Smithfield Foods, Inc. (the “Company”), and its wholly-owned subsidiary, Tarvalón S.L. (“Tarvalón”), entered into a purchase agreement (the “Purchase Agreement”) with Sara Lee Corporation (“Sara Lee”) to acquire the European meats business of Sara Lee (“SLFE”) for $575 million, plus the assumption of excess pension-related liabilities in an amount not to exceed $39 million. Headquartered in Hoofddorp, the Netherlands, SLFE generated $1.1 billion in sales in fiscal 2005 and holds its largest positions in France, Portugal and the Benelux region, with popular brands such as Aoste, Justin Bridou and Nobre and has a presence in Germany, Italy and the United Kingdom. The acquisition is subject to customary regulatory and closing conditions, including clearance under the European Union merger control regulation. The Company expects the acquisition to close by the end of September 2006.

The Company intends to complete and finance the acquisition of SLFE on a stand-alone, non-recourse basis through Tarvalón, which will become a joint venture entity 50 percent-owned by the Company and 50 percent-owned by Oaktree Capital Management LLC (“Oaktree”), an investment management firm. Pursuant to the terms of a contribution agreement (the “Contribution Agreement”), dated June 29, 2006, among Tarvalón, SFDS Global Holdings BV (a wholly-owned subsidiary of the Company), OCM Luxembourg EPOF SARL (a wholly-owned subsidiary of Oaktree) and the Company, the Company will contribute its Jean Caby operations and cash of €50.0 million (approximately $63.1 million) to the joint venture with Oaktree. The Jean Caby operations had sales of $372 million in fiscal 2006 and are a major producer of branded and private label processed meats to retail and foodservice customers in France and other European countries. The joint venture arrangement between the Company and Oaktree is subject to customary closing conditions.

The Purchase Agreement and the Contribution Agreement are filed as Exhibits 2.1 and 10.1, respectively, to this report and the foregoing summary description of such agreements and the transactions contemplated by them is qualified in its entirety by reference to the complete text of such agreements.

Item 9.01 Financial Statements and Exhibits.

(c	)	Exhibit 2.1	Agreement, dated June 26, 2006, among the Company, Sara Lee Corporation and Tarvalón S.L.

Pursuant to Rule 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

		Exhibit 10.1	Contribution Agreement, dated June 29, 2006, among Tarvalón S.L., SFDS Global Holdings BV (a wholly-owned subsidiary of the Company), OCM Luxembourg EPOF SARL (a wholly-owned subsidiary of Oaktree Capital Management LLC), and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 30, 2006	/s/ Daniel G. Stevens
Daniel G. Stevens
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 2.1	Agreement, dated June 26, 2006, among the Company, Sara Lee Corporation and Tarvalón S.L.

Exhibit 10.1	Contribution Agreement, dated June 29, 2006, among Tarvalón S.L., SFDS Global Holdings BV (a wholly-owned subsidiary of the Company), OCM Luxembourg EPOF SARL (a wholly-owned subsidiary of Oaktree Capital Management LLC), and the Company.